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                                                               EXHIBIT NO. 10(F)
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                          THE PROGRESSIVE CORPORATION
                           1999 EXECUTIVE BONUS PLAN

1. The Progressive Corporation and its subsidiaries ("Progressive") have designed an executive compensation program consisting of three components: salary, annual bonus and equity-based incentives in the form of non-qualified stock options. These components have been structured to reflect the market for executive compensation and to promote both the achievement of corporate goals and performance that is in the long-term interest of shareholders. The annual bonus component of this program is performance-based and focuses on current results.

2. The 1999 Executive Bonus Plan (the "Plan") provides the annual bonus component of Progressive's executive compensation program for Plan participants. The Plan shall be administered by or under the direction of the Executive Compensation Committee (the "Committee") of the Board of Directors. Executive officers of Progressive may be selected by the Committee to participate in the Plan for one or more Plan years. Plan years shall coincide with Progressive's fiscal years.

3. Subject to the following sentence, the amount of the annual bonus earned by any participant under the Plan for any Plan year
    ("Annual Bonus") will be determined by application of the following formula:

         Annual Bonus = Paid Salary x Target Percentage x Performance Factor

    The Annual Bonus payable to any participant with respect to any Plan year shall not exceed $3,000,000.

4. The salary rate of each Plan participant for any Plan year shall be established by the Committee no later than ninety (90) days after commencement of such Plan year. For purposes of the Plan, "salary" and "Paid salary" shall include regular, vacation, sick, holiday and funeral pay received by the participant during the Plan year for work or services performed by the participant as an officer or employee of Progressive, but shall not include any (a) short-term or long-term disability payments,
    (b) lump sum merit adjustments, (c) discretionary or other bonus or incentive payments or (d) the earnings replacement component of any worker's compensation award.

5. The Target Percentages for the participants in the Plan shall be determined by the Committee, but will not exceed 150% for any participant. Target Percentages may vary among Plan participants and may be changed from year to year by the Committee.

6.  The Performance Factor

    A.  General

        The Performance Factor shall consist of one or more of the following components: a Core Business Profitability and Growth Component, a Business Segment Performance Component, a Cost Structure Improvement Component and an Investment Performance Component (the "Bonus Components"). An appropriate combination of Bonus Components will be designated for each participant, and the designated Bonus Components will be weighted, based on such participant's assigned responsibilities, as determined by the Committee.

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    The relative weighting of the Bonus Components may vary among Plan participants and may be changed from year to year by the Committee.

    For purposes of computing the amount of the Annual Bonus for any Plan year, the performance score achieved for each of the designated Bonus Components will be multiplied by the applicable weighting factor to produce a Weighted Performance Score. The sum of the Weighted Performance Scores will equal the Performance Factor. The Performance Factor will equal 1.0 if specified performance goals are met, and can vary from 0 to 2.0, based on actual performance versus the pre-established objectives.

    Actual performance results achieved for any Plan year, as used to calculate the performance score achieved for each of the applicable Bonus Components, must be certified by the Committee prior to payment of the Annual Bonus.

B.  Core Business Profitability and Growth Component
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    The Core Business Profitability and Growth Component measures overall operating performance of Progressive's Personal Lines segment (excluding Midland Financial Group, Inc.) and the commercial vehicle business unit (collectively, the "Core Business") for the Plan year for which an Annual Bonus payment is to be made. For purposes of computing a Performance Score for this Component, operating performance results are measured by a Gainsharing Matrix, as established by or under the direction of the Committee for the Plan year, which assigns a Profitability and Growth Performance Score to various combinations of profitability (as measured by the Gainsharing Combined Ratio) and growth (based on year-to-year change in Net Written Premium) outcomes.

    The Gainsharing Combined Ratio is determined for the Core Business as follows:

    1. Each year, a target combined ratio is established by or under the direction of the Committee for all products within the Core Business, determined to yield an average policy life target combined ratio of 96.

    2. A weighted target combined ratio is calculated based on the various target combined ratios for the constituent product categories, which are weighted on the basis of the Net Earned Premium generated by each such product category for the Plan year.

    3. The actual GAAP combined ratio achieved for the Plan year is subtracted from the weighted target combined ratio to determine the extent to which performance is over or under target. This result, whether positive or negative, is subtracted from the average policy life combined ratio target of 96 to determine the Gainsharing Combined Ratio.



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    The Gainsharing Combined Ratio is then matched with growth in Net Written
    Premium using the Gainsharing Matrix to determine a Core Business Profitability and Growth Performance Score.

C.  Business Segment Performance Component
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    The Business Segment Performance Component measures the performance of a designated Business Segment (as defined below) in terms of any one or more of the following criteria selected by the Committee: profitability (measured by the combined ratio, weighted combined ratio, return on equity or return on revenue), growth (measured by net written premium, earned premium or revenues) or operating effectiveness (measured by systems availability or timeliness of response). A Business Segment may consist of a distribution channel, business unit, product, function, process or other business category, such as new or renewal business. The Committee may designate one or more Business Segment Performance Components for an individual Plan participant for any Plan year and, for each such Component, will determine the applicable criteria upon which performance will be measured, the goals to be achieved and the performance scores that will result from various levels of performance. The applicable criteria, related goals and resulting performance scores may be set forth in a Business Segment Performance Matrix or other format approved by the Committee. Business Segment Performance Components, performance criteria, goals and resulting performance scores may vary among participants and may be changed from year to year by the Committee.

D.  Cost Structure Improvement Component
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    The Cost Structure Improvement Component measures success in achieving cost structure improvement for the Core Business, as a whole, or for an assigned Business Segment, if applicable. Results are reflected in a Cost Structure Improvement Score. For purposes of computing the Cost Structure Improvement Score, cost structure improvement is measured by comparing the sum of the GAAP Underwriting Expense Ratio ("Underwriting Expense Ratio") and Loss Adjustment Expense Ratio ("LAE Ratio") achieved for the Plan year (collectively, "Actual Expense Ratio") against defined expense objectives for that year, as established by or under the direction of the Committee ("Target Expense Ratio"). The Target Expense Ratio, including its individual components, may vary by Business Segment and/or for the Core Business as a whole, and may be changed from year to year by or under the direction of the Committee.

    The Cost Structure Improvement Score will be computed in accordance with the following formula:

    Cost Structure

    Improvement = 1 + [Target Expense Ratio-Actual Expense Ratio]
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    Score

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     E.  Investment Performance Component

         The Investment Performance Component compares the investment performance of the individual segments of Progressive's investment portfolio ("Portfolio Segments") against the performance of selected groups of comparable investment funds ("Investment Benchmarks") over such period or periods as shall be determined by the Committee. Investment results are marked to market in order to calculate total return, which is then compared against the designated Investment Benchmarks to produce a Performance Score for each Portfolio Segment.

         The applicable Portfolio Segments will be identified, and the related Investment Benchmarks and funds which comprise the Investment Benchmarks will be determined, by the Committee and may be changed from year to year by the Committee.

         At the conclusion of a Plan year, the investment funds which comprise an Investment Benchmark are ranked according to their respective levels of performance for the Plan year. The investment performance achieved by each Portfolio Segment for the Plan year is then compared against the performance of the several investment funds which comprise the applicable Investment Benchmark to determine the decile in which such Portfolio Segment's performance falls ("Decile Ranking"). The Performance Score for each Portfolio Segment is determined by its Decile Ranking for the Plan year, as follows:

                   -----------------------------------------
                   Decile                   Performance
                   Ranking                     Score
                   -----------------------------------------
                   1st                      2
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                   2nd                      1.78
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                   3rd                      1.56
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                   4th                      1.33
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                   5th                      1.11
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                   6th                      .89
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                   7th                      .67
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                   8th                      .44
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                   9th                      .22
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                   10th                     0
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         The Performance Scores for the several Portfolio Segments are weighted, based on the average amounts invested in each such Segment during the Plan year, and the weighted Performance Scores for the Portfolio Segments are then combined to produce the Investment Performance Score. Investment expense is not included in determining investment performance vs. benchmark.

8. The Annual Bonus for any Plan year will be paid to participants as soon as practicable after the Committee has certified performance results for the Plan year, but no later than March 15 of the immediately following year. The provisions of this Paragraph shall be subject to Paragraph 9 hereof.

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     Any Plan participant who is eligible to participate in The Progressive
     Corporation Executive Deferred Compensation Plan ("Deferral Plan") may elect to defer all or a portion of the Annual Bonus otherwise payable under this Plan, subject to and in accordance with the terms of the Deferral Plan.

9. Unless otherwise determined by the Committee, in order to be entitled to receive an Annual Bonus for any Plan year, the participant must be employed by Progressive on the date designated for payment thereof. Annual Bonus payments made to participants will be net of any legally required deductions for federal, state and local taxes and other items.

10. The right to any of the Annual Bonuses hereunder may not be transferred, assigned or encumbered by any participant. Nothing herein shall prevent any participant's interest hereunder from being subject to involuntary attachment, levy or other legal process.

11. The Plan will be administered by or under the direction of the Committee. The Committee will have the authority to adopt, alter and repeal such rules, guidelines, procedures and practices governing the Plan as it, from time to time, in its sole discretion deems advisable.

     The Committee will have full authority to determine the manner in which the Plan will operate, to interpret the provisions of the Plan and to make all determinations thereunder. All such interpretations and determinations will be final and binding on Progressive, all Plan participants and all other parties. No such interpretation or determination may be relied on as a precedent for any similar action or decision.

     The Plan will be administered by the Committee in accordance with the requirements of Section 162(m) of the Internal Revenue Code, as amended, and the rules and regulations promulgated thereunder (the "Code").

12. The Plan will be subject to approval by the holders of Progressive's Common Shares, $1.00 par value ("shareholders") in accordance with the requirements of Section 162(m) of the Code and no Annual Bonus will be paid hereunder unless the Plan has been so approved.

13. The Plan may be terminated, amended or revised, in whole or in part, at any time and from time to time by the Committee, in its sole discretion; provided that the Committee may not increase the amount of compensation payable hereunder to any participant above the amount that would otherwise be payable upon attainment of the applicable performance goals, or accelerate the payment of any portion of the Annual Bonus due to any participant under the Plan without discounting the amount of such payment in accordance with Section 162(m) of the Code, and further provided that any amendment or revision of the Plan required to be approved by shareholders pursuant to Section 162(m) of the Code will not be effective until approved by Progressive's shareholders in accordance with the requirements of Section 162(m).

14. The Plan will be unfunded and all payments due under the Plan will be made from Progressive's general assets.

15. Nothing in the Plan shall be construed as conferring upon any person the right to remain a participant in the Plan or to remain employed by Progressive, nor shall the Plan limit Progressive's right to discipline or discharge any of its officers or employees or change any of their job titles, duties or compensation.

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16.  Progressive shall have the unrestricted right to set off against or recover out of any bonuses or other sums owed to any participant under the Plan any amounts owed by such participant to Progressive.

17. This Plan supersedes all prior plans, agreements, understandings and arrangements regarding bonuses or other cash incentive compensation payable or due to any participant from Progressive. Without limiting the generality of the foregoing, this Plan supersedes and replaces The Progressive Corporation 1997 Executive Bonus Plan, as heretofore in effect (the "Prior Plan"), which is and shall be deemed to be terminated as of December 31, 1998 (the "Termination Date"); provided, that any bonuses or other sums earned under the Prior Plan with respect to any period ended on or prior to the Termination Date shall be unaffected by such termination and shall be paid to the appropriate participants when and as provided the reunder.

18. This Plan is adopted and, subject to the provisions of Paragraph 12 hereof, is to be effective, as of January 1, 1999. Subject to the provisions of Paragraph 12, this Plan shall be effective for 1999 and for each year thereafter unless and until terminated by the Committee.

19. This Plan shall be interpreted and construed in accordance with the laws of the State of Ohio.